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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 9, 2001

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  Exact Name of Registrant            Commission              I.R.S. Employer
  as Specified in Its Charter         File Number             Identification No.
  ---------------------------         -----------             ------------------

  Hawaiian Electric Industries, Inc.    1-8503                    99-0208097
  Hawaiian Electric Company, Inc.       1-4955                    99-0040500


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                                 State of Hawaii
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                (State or other jurisdiction of incorporation)


                   900 Richards Street, Honolulu, Hawaii 96813
             -----------------------------------------------------
             (Address of principal executive offices and zip code)


  Registrant's telephone number, including area code:

            (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
            (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                      None
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         (Former name or former address, if changed since last report.)

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Item 5. Other Events

Hawaiian Electric Industries, Inc. and its subsidiaries (collectively, the Company) provide the following updated information:

Potential adverse effect of terrorist attacks on Hawaii's economy and
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the Company
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The September 11, 2001 terrorist attacks on the U.S. and subsequent events have weakened Hawaii's economy. Tourism accounts for about a quarter of the state's economic output. In the five weeks of air travel following the attacks, visitor arrivals to Hawaii fell by 32% compared with the same period a year ago. The downturn in tourism-related businesses has also resulted in job layoffs throughout the state, further contributing to the weakening economy in Hawaii.

HECO and its subsidiaries are preparing for an impact on kilowatthour (KWH) sales that is at least as significant as that which occurred due to the Persian Gulf War in 1991. HECO's KWH sales in the first half of 1991 decreased 1.1% compared to the same period a year earlier. During October 2001, KWH sales for HECO and its subsidiaries decreased by approximately 1.6% from October 2000. In addition, HECO and its subsidiaries expect increased bad debt expense due to resulting business closures and layoffs and significantly reduced 2002 pension plan income as a result of the stock market decline. HECO and its subsidiaries estimate that each one percentage point drop in annual KWH sales would result in a decline in net income of approximately $4 million. HECO and its subsidiaries also estimate pension income for 2002, net of amounts capitalized and income taxes, will be $4 million lower than 2001, based on current assumptions for 2002 and a projected negative 13% asset return for 2001. Between a projected negative 7% and negative 17% asset return for 2001, each negative one percentage point change in asset return is expected to result in approximately $0.8 million less 2002 pension income, net of amounts capitalized and income taxes, for consolidated HECO. In response to these actual and anticipated negative financial effects, HECO and its subsidiaries are currently evaluating additional cost-cutting steps.

The downturn in the Hawaii economy could lead to higher delinquencies in American Savings Bank, F.S.B.'s (ASB's) loan portfolio and the slowdown in the U.S. economy may affect the performance of ASB's holdings of mortgage/asset-backed securities. ASB is contacting larger customers to determine the effect that the slowdown in tourism is having on their businesses and ASB is monitoring the delinquencies in residential and consumer loan portfolios to identify any delinquency trends that may arise. At September 30, 2001, ASB had outstanding loans to businesses with significant exposure to the tourism industry, including an airline and hotels, of less than 1% of total loans outstanding. Substantially all of these loans are secured by commercial real estate and/or corporate assets and were performing as of September 30, 2001. ASB continues to monitor the performance of its investment portfolio, primarily its home equity asset-backed securities. Federal government monetary policies and falling interest rates have resulted in increased mortgage refinancing volume as well as accelerated prepayments of loans and securities. ASB's interest rate spread, the difference between the yield on interest-earning assets and the cost of funds, may be compressed if yields on assets decline more rapidly than the cost of funds.

Volatility in U.S. capital markets or higher delinquencies in the assets underlying the income notes held directly by HEI may also negatively impact the fair value of the income notes in future periods.

Federal and state governmental actions in response to the attacks and the subsequent economic downturn could partially offset some of these negative factors. Because of the heightened concern over national security, Hawaii's defense industry could benefit if Congress approves additional federal spending for defense. The Governor called the Hawaii Legislature into a special session in October 2001 to consider an economic stimulus package to help mitigate the negative effects of the terrorist attacks. Appropriations authorized in the session include funds for capital

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improvement and construction projects; $10 million for tourism marketing; $2 million for emergency food and housing assistance; funds to strengthen security and make improvements at airports; and funds for the Emergency Budget and Reserve Fund to meet increased public health, safety and welfare needs during the economic emergency caused by the terrorist attacks. The Legislature also passed tax credits for construction and remodeling of hotels and residential homes and granted the Governor certain emergency powers through April 30, 2002.

In light of these uncertainties, management is unable to accurately forecast the net effect of the terrorist attacks and related events on Hawaii's economic growth and the Company. Until Hawaii's tourism industry and general economic conditions rebound, management believes that consequences in Hawaii of the September 11, 2001 terrorist attacks will, on balance, have a negative financial effect on the Company and, therefore, could adversely affect the Company's results of operations and financial condition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.               HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                                  (Registrant)


/s/ Robert F. Mougeot                      /s/ Richard A. von Gnechten
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Robert F. Mougeot                          Richard A. von Gnechten
Financial Vice President, Treasurer        Financial Vice President  of HECO
   and Chief Financial Officer
(Principal Financial Officer of HEI)       (Principal Financial Officer of HECO)

Date: November 9, 2001                      Date: November 9, 2001

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